JOINT FILER INFORMATION




NAME:                      Frost Gamma Investments Trust

ADDRESS:                   4400 Biscayne Blvd
                           Miami, FL 33137

Designated Filer:          Phillip Frost, M.D.

Issuer and Ticker Symbol:  Ideation Acquisition Corp.. (IDI)

Date of Event Requiring
Statement:                 November 26, 2007







FROST GAMMA INVESTMENTS TRUST

         by:               /s/ Phillip Frost, M.D.
                  --------------------------------------------
                  Phillip Frost, M.D., Trustee